UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2022

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 346-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2021, Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”), entered into an Agreement and Plan of Merger, dated as of August 23, 2021 (the “Merger Agreement”), with Santander Consumer USA Holdings Inc., a Delaware corporation (“SC”), and Max Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SHUSA (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub commenced an all-cash tender offer (the “Offer”) for all outstanding shares (“Shares”) of common stock, par value $0.01 per share, of SC not already owned by SHUSA, for $41.50 per share (the “Offer Price”), net to the seller in cash without interest and subject to deduction for any required withholding taxes.

The Offer expired at 5:00 p.m., New York City time, on January 27, 2022. Computershare Inc. and Computershare Trust Company, N.A., joint depositary for the Offer, advised that, as of the expiration of the Offer, a total of 14,184,414 Shares were validly tendered and not validly withdrawn pursuant to the Offer as of the expiration of the Offer (including Shares subject to guaranteed delivery), representing approximately 23.5% of the outstanding Shares not already owned by SHUSA. Each condition to the Offer was satisfied or waived, and Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

On January 31, 2022, following consummation of the Offer, Merger Sub merged with and into SC, with SC surviving the Merger as a wholly-owned subsidiary of SHUSA. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of SC’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), all outstanding Shares not tendered in the Offer (other than (i) Shares held by SHUSA, (ii) Shares owned by SC as treasury stock (other than shares in an employee benefit or compensation plan) or owned by any wholly-owned subsidiary of either SC or SHUSA, in each case immediately prior to the Effective Time, and (iii) Shares outstanding immediately prior to the Effective Time and held by any holder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL) were converted into the right to receive the Offer Price in cash.

In addition, as of the Effective Time, each Company Stock Option (as defined in the Merger Agreement) that was outstanding and unexercised immediately prior to the Effective Time and each Company RSU (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time, whether or not vested, were treated as previously disclosed, with the exception of an immaterial number of Company RSUs held by a director of SC which, in order to comply with applicable law in Spain and as approved by the Compensation Committee of the board of directors of SC, will be payable in cash in 2022 when such award was originally scheduled to be settled.

The aggregate consideration paid in the Offer and Merger to purchase all outstanding Shares (other than the Shares already owned by SHUSA), was approximately $2.5 billion, which was funded from SHUSA’s cash on hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by SHUSA on August 26, 2021 and incorporated herein by reference.

Item 8.01	Other Events.

On January 31, 2022, SHUSA issued a press release announcing the expiration of the Offer and the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Santander Holdings USA, Inc., dated January 31, 2022

104	Cover page formatted as Inline XBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022	SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Deputy General Counsel and Executive Vice President